As filed with the Securities and Exchange Commission on March 5, 2009

Registration No. 333-119949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WPP PLC

(Exact name of registrant as specified in its charter)

JERSEY	NONE
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Ely Place

Dublin 2, Ireland

Telephone: 011-353-1-669-0300

(Address of principal executive offices)

GREY ADVERTISING INC. 1994 STOCK INCENTIVE PLAN

GREY GLOBAL GROUP INC. 2003 SENIOR MANAGEMENT INCENTIVE PLAN

(Full title of the plans)

ANDREA HARRIS, ESQ.

GROUP CHIEF COUNSEL

6 Ely Place

Dublin 2, Ireland

(Name and address of agent for service)

011-353-1-669-033

(Telephone number, including area code, of agent for service)

Copy to:

CURT C. MYERS, ESQ.

DAVIS & GILBERT LLP

1740 BROADWAY

NEW YORK, N.Y. 10019

(212) 468-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registration fee was paid at the time of the original filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

EXPLANATORY NOTE

On November 19, 2008, WPP Group plc (now called WPP 2008 Limited and hereinafter, the “Predecessor Registrant”) completed a reorganization (the “Reorganization”) of its corporate structure through a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 of England and Wales. As a result of the Reorganization, WPP plc (hereinafter, the “Registrant”), a public limited company incorporated under the Companies (Jersey) Law 1991 (as amended), became the new parent company of the Predecessor Registrant and its subsidiaries. In addition, pursuant to the Reorganization, holders of ordinary shares of 10 pence each in the capital of the Predecessor Registrant ceased to hold such shares and instead now hold ordinary shares of 10 pence each in the capital of the Registrant.

This Post-Effective Amendment No. 3 on Form S-8 to the Registration Statement on Form S-4, File No. 333-119949, filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2004 by the Predecessor Registrant (the “Registration Statement”), relating to the Grey Advertising Inc. 1994 Stock Incentive Plan and the Grey Global Group Inc. 2003 Senior Management Incentive Plan (collectively, the “Plans”), is being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reorganization.

In accordance with Rule 414(d) under the Securities Act, the Registrant, as the successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission, such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans is available without charge by contacting:

Andrea Harris, Esq.

Group Chief Counsel

WPP plc

6 Ely Place

Dublin 2, Ireland

011-353-1-669-033

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant or the Predecessor Registrant are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 20-F for the year ended December 31, 2007.

(b)	Not applicable.

(c)	Report on Form 6-K filed on December 9, 2008, which includes a description of the Registrant’s share capital and American Depositary Shares, representing the Registrant’s ordinary shares.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 148 of WPP plc’s Articles of Association provides:

“As far as the legislation allows, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in (a) or (b) above; and

(d)	provide any director referred to in (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.”

Article 77 of the Companies (Jersey) Law 1991 (as amended) provides:

“(1)	Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

(2)	Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against –

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal) –

(i)	in which judgment is given in the person’s favor or the person is acquitted,

(ii)	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or

(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b)	any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

(3)	Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

(4)	This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

WPP plc maintains an insurance policy for its directors and officers in respect of liabilities arising from any act, error or omission while acting in their capacities as directors or officers of WPP plc or any associated company.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description
4.1

Memorandum and Articles of Association of WPP plc (incorporated herein by reference to Exhibit 1 of the Registrant’s Report on Form 6-K filed with the Commission on December 9, 2008

(File No. 000-16350)).

4.2	Deposit Agreement, dated as of November 19, 2008, among WPP plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on November 18, 2008 (File No. 333-155430)).

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on November 18, 2008 (File No. 333-155430)).

5.1	Opinion of Mourant du Feu & Jeune regarding the validity of the securities being registered.*

23.1	Consent of Deloitte LLP.*

23.2	Consent of Mourant du Feu & Jeune (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).*

*	Filed herewith

ITEM 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on March 3, 2009.

WPP plc

/s/ Paul W.G. Richardson
By:	Paul W. G. Richardson
Title:	Group Finance Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP plc. In addition, each of the undersigned hereby severally and individually constitutes and appoints Sir Martin Sorrell and Paul W. G. Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP plc to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Philip Lader	Chairman (non-executive) of the Board of Directors	March 3, 2009
Philip Lader

/s/ Sir Martin Sorrell	Group Chief Executive (Principal Executive Officer and Director)	March 3, 2009
Sir Martin Sorrell

/s/ Paul W. G. Richardson Paul W. G. Richardson	Group Finance Director (Principal Financial Officer and Director) and Authorized Representative in the United States	March 3, 2009

/s/ David Barker	Group Finance Controller (Controller)	March 3, 2009
David Barker

/s/ Mark Read	Executive Director	March 3, 2009
Mark Read

Executive Director
Colin Day

/s/ Esther Dyson	Non-Executive Director	March 3, 2009
Esther Dyson

Non-Executive Director
Orit Gadeish

/s/ Stanley W. Morten	Non-Executive Director	March 3, 2009
Stanley W. Morten

Non-Executive Director
Koichiro Naganuma

	Non-Executive Director	March 3, 2009
Lubna Olayan

/s/ John A. Quelch	Non-Executive Director	March 3, 2009
John A. Quelch

/s/ Jeffrey A. Rosen	Non-Executive Director	March 3, 2009
Jeffrey A. Rosen

/s/ Timothy Shriver	Non-Executive Director
Timothy Shriver

Non-Executive Director
Paul Spencer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Mourant du Feu & Jeune regarding validity of securities being registered.

23.1	Consent of Deloitte LLP.

23.2	Consent of Mourant du Feu & Jeune (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).